UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2026

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of Principal Executive Offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Form name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 28, 2026, Zymeworks Inc., a Delaware corporation (“Zymeworks” or “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zymeworks Merger Sub 1, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”), and Theravance Biopharma, Inc., an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Theravance” or the “Company”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Company”). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, at the effective time of the Merger (the “Effective Time”), each ordinary share, par value $0.00001 per share, of the Company (“Ordinary Shares”) that is issued and outstanding immediately prior to such time (other than shares owned by the Company as treasury shares or by any direct or indirect subsidiary of the Company, Parent or any direct or indirect subsidiary of Parent, and any Dissenting Shares) will be canceled and converted into the right to receive (i) $17.00 in cash, without interest (the “Per Share Cash Consideration”) and (ii) one contingent value right (“CVR”), which shall represent the right to receive the CVR Payment Amount (as defined below), if any, at the times and subject to the terms and conditions provided for in the CVR Agreement (as defined below), in cash, without interest (the Per Share Cash Consideration, together with one CVR, the “Per Share Merger Consideration”).

The respective boards of directors of Parent and Merger Sub have (i) approved the execution, delivery and performance by Parent and Merger Sub of the Merger Agreement and the consummation of the Merger and the other transactions contemplated thereby and (ii) declared it advisable for Parent and Merger Sub to enter into the Merger Agreement. The board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of the strategic review committee of the Company Board consisting of independent directors (the “Strategic Review Committee”), has (a) determined that it is in the best interests of the Company and declared it advisable, to enter into the Merger Agreement, (b) approved the execution, delivery and performance by the Company of the Merger Agreement (and the consummation of the Merger and the other transactions contemplated thereby, and (c) resolved to recommend the approval and authorization of the Merger Agreement, the Merger and the other transactions contemplated thereby by the shareholders of the Company at the Shareholders Meeting.

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger, the absence of a material adverse effect with respect to the Company that is continuing, the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the Merger (“HSR Act Clearance”) and the approval of the Merger Agreement, the Merger and the other transactions contemplated thereby by the affirmative vote of holders of Ordinary Shares representing at least two-thirds of the Ordinary Shares (the “Company Requisite Vote”) present and voting in person or by proxy as a single class at an extraordinary general meeting of the Company for the purpose of approving the Merger Agreement, the Merger and the other transactions contemplated thereby (the “Shareholder Meeting”). The parties expect the Merger and the other transactions contemplated by the Merger Agreement to close in the second half of 2026.

The Merger Agreement contains customary representations, warranties and covenants by Parent, Merger Sub and the Company, including covenants by the Company to operate its business in the ordinary course and certain other customary operating restrictions until the closing of the Merger. The Company has also agreed to certain non-solicitation provisions with respect to alternative acquisition proposals, subject to customary exceptions to allow the Company Board to exercise its fiduciary duties, including that, subject to the terms and conditions of the Merger Agreement, if the Company receives an Acquisition Proposal that did not result from the Company’s breach of its non-solicitation covenants, and following such receipt, the Company Board, upon the recommendation of the Strategic Review Committee, determines in good faith, after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal. Prior to obtaining the Company Requisite Vote, the Company Board may, in certain circumstances and upon the recommendation of the Strategic Review Committee, effect a Change of Recommendation, subject to complying with specified notice and other conditions set forth in the

Merger Agreement. Subject to the terms and conditions of the Merger Agreement, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by December 28, 2026, which period may be extended automatically for two three-month periods if at the end of the prior period, all conditions to closing of the Merger other than conditions relating to HSR Act Clearance have been satisfied or waived as of such date (the “End Date”). Upon termination of the Merger Agreement in specified circumstances, the Company will be required to pay Parent a termination fee of $32,515,000. Such circumstances include, among others, where the Merger Agreement is terminated prior to the Company Requisite Vote (i) in connection with the Company accepting a Superior Proposal and entering into an Alternative Acquisition Agreement for the consummation of a transaction that the Company Board determines constitutes a Superior Proposal and (ii) due to the Company Board’s Change of Recommendation. The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of $32,515,000 in the event the Merger Agreement is terminated in certain specified circumstances, including if the Merger is not consummated before the End Date because certain conditions related to HSR Act Clearance have not been satisfied or waived.

At the Effective Time, each:

•

Company Option, whether vested or unvested, that is outstanding, unexercised and not yet expired as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash, without interest thereon, equal to (A) the excess, if any, of the Per Share Cash Consideration over the exercise price of such Company Option, multiplied by (B) the number of Ordinary Shares underlying such Company Option, plus (C) one CVR for each Ordinary Share underlying such Company Option; provided that any Company Option that has an exercise price per Ordinary Share that is greater than or equal to the Per Share Cash Consideration shall cease to be outstanding, be canceled and cease to exist and the holder thereof shall not be entitled to payment of any consideration therefor.

•

Company RSU Award that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and automatically converted into a right to receive an amount in cash, without interest, equal to (x) the Per Share Closing Consideration multiplied by (y) the number of Ordinary Shares underlying such Company RSU Award, plus one CVR for each Ordinary Share underlying such Company RSU Award.

•

Company PSU Award that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled in exchange for the right to receive an amount in cash, without interest, equal to (A) the Per Share Cash Consideration multiplied by (B) the number of Ordinary Shares with respect to such Company PSU Award that remain outstanding and unreleased as of immediately prior to the Effective Time, plus one CVR for each Ordinary Share underlying such Company PSU Award.

As soon as practicable following the date of the Merger Agreement, the Company Board shall adopt resolutions or take other actions as may be required to (i) provide that no further purchase period will commence pursuant to the Company ESPP after the date of the Merger Agreement and (ii) immediately prior to and effective as of the Effective Time, the Company will terminate the Company ESPP.

The foregoing description of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the Form of CVR Agreement, which is attached as Exhibit A to the Merger Agreement, and the terms of which are incorporated herein by reference.

Contingent Value Rights Agreement

Pursuant to the Merger Agreement, on or prior to the Closing Date, Parent and a rights agent selected by the Company and reasonably acceptable to Parent (the “Rights Agent”) will enter into a Contingent Value Rights Agreement, in the form attached as Exhibit A to the Merger Agreement, with such changes as may be permitted by the Merger Agreement (the “CVR Agreement”) governing the terms of the CVRs.

Each CVR represents a non-tradeable contractual contingent right to receive (i) a pro rata share of 80% of the net proceeds (the “License Proceeds”) received by Parent or its affiliates (including the Surviving Company) from any license, divestiture or other monetization transaction of ampreloxetine (a “CVR Product License”) executed within the ten (10)-year period following the Effective Time (the “CVR License Expiration Date”), (ii) a pro rata share of $50 million in cash (the “First Commercial Sale Milestone Payment”) upon the first commercial sale of ampreloxetine by Zymeworks or its affiliates (including the Surviving Company) in the U.S., UK, Spain, France, Germany or Italy on or prior to the CVR License Expiration Date and (iii) a pro rata share of 10% of the net sales (the “Royalties” and, together with the License Proceeds and the First Commercial Sale Milestone Payment, the “CVR Payment Amount”) received by Parent or its affiliates (including the Surviving Company), on a country-by-country basis, from the date of the first commercial sale until the later of the 10th anniversary of such date, patent expiration or the loss of exclusivity, in each case, subject to the terms and conditions of the CVR Agreement.

The CVRs are contractual rights only and are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective subsidiaries.

There can be no assurance (i) that a CVR Product License will be executed, or the First Commercial Milestone will occur, as of or prior to the CVR License Expiration Date (ii) that any License Proceeds or Royalties will become payable to Parent or its affiliates or (iii) that Parent will be required to make any CVR Payment Amount to holders of the CVRs.

The foregoing description of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the Form of CVR Agreement, which is attached as Exhibit A to the Merger Agreement, and the terms of which are incorporated herein by reference. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Financing Transaction

Parent expects to finance the Merger with a combination of cash on hand and new debt financing. In connection with, and concurrently with entry into, the Merger Agreement, Parent entered into a debt commitment letter dated June 28, 2026 (the “Debt Commitment Letter”) with OCM IP Healthcare Portfolio LP (“OMERS Life Sciences”), pursuant to which OMERS Life Sciences has agreed to purchase senior secured notes (the “Notes”) to be issued by certain newly formed special purpose vehicles in an aggregate principal amount of $350,000,000 on the terms and subject to the conditions set forth in the Debt Commitment Letter for the purposes of financing the transactions contemplated by the Merger Agreement. The obligations of OMERS Life Sciences to provide the debt financing under the Debt Commitment Letter are subject to conditions customary for a transaction of this type.

Item 7.01 – Regulation FD Disclosure

On June 29, 2026, Zymeworks issued a press release announcing the parties’ entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on June 29, 2026, Zymeworks intends to hold a conference call available to investors and the public. Details for accessing the conference call can be found in the press release furnished as Exhibit 99.1 to this Current Report. A presentation for reference during the call is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished to the U.S. Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by Parent under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements in this Current Report include, but are not limited to, statements that relate to Zymeworks’ ability to complete the proposed Merger with Theravance; anticipated milestones payments; completion of Theravance’s previously announced organizational restructuring; Zymeworks’ flexibility to invest in its research and development

(“R&D”) pipeline and pursue strategic opportunities while returning capital to stockholders; future growth of YUPELRI® sales and future royalty payments; contingent milestone payments due to Theravance from the sale of Theravance’s Trelegy royalty interests; Zymeworks’ expectations regarding implementation of its long-term strategy to maximize value creation; Zymeworks’ and its partners’ clinical development of product candidates; potential safety profile and therapeutic effects of product candidates; the commercial potential of technology platforms and product candidates; the anticipated benefits of its collaboration agreements; and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “on track”, “progress”, “preserve”, “intend”, “could”, or the negative version of these words and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct.

Factors that could cause Zymeworks’ actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: financial closing procedures, final adjustments, and other developments; risks related to the financing in connection with the Merger; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks and Theravance may not be able to successfully execute the acquisition; uncertainties regarding the commercial success of YUPELRI® and Trelegy; the anticipated benefits of the acquisition may not be realized or will not be realized within the expected time period; Trelegy may not achieve anticipated sales resulting in sales milestones not being met; Zymeworks may not achieve milestones or receive additional payments or royalties under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; zanidatamab may not be successfully commercialized; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the SEC (copies of which may be obtained at www.sec.gov).

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Item 9.01 – Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 28, 2026, by and among Zymeworks Inc., Zymeworks Merger Sub 1, and Theravance Biopharma, Inc.

10.1	Form of Contingent Value Rights Agreement.

99.1	Press Release, dated June 29, 2026.

99.2	Investor Webcast Presentation, dated June 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that Parent may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Zymeworks Inc.
(registrant)

Date: June 29, 2026	By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair, President and Chief Executive Officer